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                                                                 Exhibit (23)(b)


                      [Coopers & Lybrand L.L.P. Letterhead]




                       CONSENT OF INDEPENDENT ACCOUNTANTS





We consent to the incorporation by reference in this Registration Statement of Hach Company on Form S-8 of our report dated June 8, 1995 on our audits of the consolidated financial statements of Hach Company and Subsidiaries as of April 30, 1995 and 1994, and for the years ended April 30, 1995, 1994, and 1993, which report is included in the Hach Company Annual Report on Form 10-K for the year ended April 30, 1995.


/s/ Coopers & Lybrand L.L.P.


Denver, Colorado
December 6, 1995